UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2021

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, The Compensation Committee of the Board of Directors (the “Committee”) of Nabors Industries, Inc. (the “Company”) adopted new forms of performance-based restricted stock unit agreements to be used in the award of 2021 performance share units to Mr. Anthony Petrello, the Company’s Chairman, CEO and President (the “CEO PSU Agreement”), and Mr. William Restrepo, the Company’s CFO (the “CFO PSU Agreement,” and together with the CEO PSU Agreement, the “PSU Agreements”), pursuant to the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan. Amounts earned under the CEO PSU Agreement up to target performance level may be settled in the Company’s common shares, in cash, or in a combination of both, at the discretion of the Committee, while amounts earned above target performance level may be settled only in cash. All amounts earned pursuant to the CFO PSU Agreement may be settled in the Company’s common shares, in cash, or in a combination of both, at the discretion of the Committee. All amounts under the PSU Agreements that are settled in cash shall be payable promptly following the Committee’s determination that such amounts have been earned, while amounts under the PSU Agreements to be settled in shares will vest in three equal annual installments, subject to the officer’s continued employment through the applicable vesting date.

In addition, the Committee and Mr. Petrello agreed that the grant of Mr. Petrello’s TSR Shares (as defined in his employment agreement) for 2021 shall be reduced by 50 percent, and that the maximum value that may be received by Mr. Petrello upon vesting of such TSR Shares shall under no circumstances exceed five times the fair market value of the award on the date of grant (as determined in accordance with his employment agreement).

The descriptions of the new forms of PSU Agreements are qualified in their entirety by reference to the forms of PSU Agreements which are included as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of CEO PSU Agreement (2021).

10.2	Form of CFO PSU Agreement (2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: January 8, 2021	By:	/s/Mark D. Andrews
		Name:	Mark D. Andrews
		Title:	Corporate Secretary